CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion and incorporation by reference in this registration statement on Amendment No. 1 to Form S-3 (File No. 33-57415) of our reports dated February 15, 1995, except as to Note 16 for which the date is March 3, 1995, on our audits of the consolidated financial statements and financial statement schedule of Checkpoint Systems, Inc. as of December 25, 1994 and December 26, 1993, and for the three years in the period ended December 25, 1994. We also consent to the reference to our firm under the caption 'Experts.'


/s_/__Coopers & Lybrand L.L.P.____________


Coopers & Lybrand L.L.P.
2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 16, 1995

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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Checkpoint Systems, Inc. on Amendment No. 1 to Form S-3 (File No. 33-57415) of our report, which includes an explanatory paragraph related to uncertainties pertaining to certain partnership investments and related tax credit utilization and an uncertainty related to Internal Revenue Service inquiries related to defined benefit plan filings, dated February 28, 1995, on our audit of the combined financial statements of Alarmex, Inc. and Subsidiary and Bayport Controls, Inc. as of December 31, 1994 and for the year ended December 31, 1994, which report is included in the Form 8-K/A Current Report. We also consent to the reference to our firm under the caption 'Experts.'

/s_/__Coopers & Lybrand L.L.P.____________

COOPERS & LYBRAND L.L.P.
Minneapolis, Minnesota
March 16, 1995